Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-208623) of Navios Maritime Midstream Partners L.P. of our report dated March 17, 2015 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

March 8, 2016